                                                                    EXHIBIT 10.4


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                              AMENDED AND RESTATED
                            STOCKHOLDERS' AGREEMENT


                                  By and Among


                          MONARCH DENTAL CORPORATION,


                                The TA Investors
                        as defined herein and set forth
                         on the signature pages hereto,


                            The MacGregor Investors
                        as defined herein and set forth
                         on the signature pages hereto,


                             The Monarch Investors
                        as defined herein and set forth
                         on the signature pages hereto


                                      and


                              The Hehli Investors
                        as defined herein and set forth
                         on the signature pages hereto


                          Dated as of August 29, 1996

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


                           MONARCH DENTAL CORPORATION
                AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                                                                                       Page
                                                                                       ----
ARTICLE I.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 2
         1.1     Construction of Terms  . . . . . . . . . . . . . . . . . . . . . . .  . 2
         1.2     Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 2

ARTICLE II. TRANSFERS BY THE INVESTORS  . . . . . . . . . . . . . . . . . . . . . . .  . 4
         2.1     General Restrictions on Transfer by Investors  . . . . . . . . . . .  . 4
         2.2     Right of Last Refusal  . . . . . . . . . . . . . . . . . . . . . . .  . 6
         2.3     Right of Co-sale . . . . . . . . . . . . . . . . . . . . . . . . . .  . 8
         2.4     Sales by Investors . . . . . . . . . . . . . . . . . . . . . . . . .  . 9
         2.5     Contemporaneous Transfers  . . . . . . . . . . . . . . . . . . . . .   10
         2.6     Sales to Competitors . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.7     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE III. RIGHTS TO PURCHASE . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         3.1     Right to Participate in Certain Sales of Additional Securities . . .   10
         3.2     Assignment of Rights . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE IV. REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         4.1     Optional Registrations . . . . . . . . . . . . . . . . . . . . . . .   12
         4.2     Demand Registrations . . . . . . . . . . . . . . . . . . . . . . . .   13
         4.3     Registrable Securities . . . . . . . . . . . . . . . . . . . . . . .   14
         4.4     Further Obligations of the Company . . . . . . . . . . . . . . . . .   14
         4.5     Indemnification; Contribution  . . . . . . . . . . . . . . . . . . .   16
         4.6     Rule 144 Requirements  . . . . . . . . . . . . . . . . . . . . . . .   18
         4.7     Stand-Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         4.8     Transfer of Registration Rights  . . . . . . . . . . . . . . . . . .   19

ARTICLE V. ELECTION OF DIRECTORS; FINANCIAL INFORMATION . . . . . . . . . . . . . . .   19
         5.1     Board Composition  . . . . . . . . . . . . . . . . . . . . . . . . .   19
         5.2     Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         5.3     Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         5.4     Increase in Size of Board  . . . . . . . . . . . . . . . . . . . . .   20
         5.5     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         5.6     Financial Statements and Budgetary Information; Inspection . . . . .   20
         5.7     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE VI. GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         6.1     Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . .   21
         6.2     Assignability of Rights  . . . . . . . . . . . . . . . . . . . . . .   21
         6.3     Legend on Securities . . . . . . . . . . . . . . . . . . . . . . . .   21
         6.4     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

         6.5     Section Headings and Gender  . . . . . . . . . . . . . . . . . . . .   22
         6.6     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         6.7     Notices and Demands  . . . . . . . . . . . . . . . . . . . . . . . .   22
         6.8     Remedies; Severability . . . . . . . . . . . . . . . . . . . . . . .   22
         6.9     Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

1.       LIST OF SCHEDULES AND EXHIBITS

         Schedule 1.2(a) --  Amended and Restated Certificate of Incorporation
                             of the Company

         Exhibit A -- Addendum Agreement

                              AMENDED AND RESTATED
                            STOCKHOLDERS' AGREEMENT


         This Amended and Restated Stockholders' Agreement is made as of this 29th day of August, 1996, by and among MONARCH DENTAL CORPORATION, a Delaware corporation (the "Company"), each of the TA Investors identified on the signature pages hereto (together with any Permitted Transferee (as hereinafter defined) or other assignee thereof as contemplated by the terms of this Agreement, individually a "TA Investor" and collectively, the "TA Investors"), each of the MacGregor Investors identified on the signature pages hereto and Charles G. Shears, an individual residing in Harris County, Texas (together with any Permitted Transferee (as hereinafter defined) or other assignee thereof as contemplated by the terms of this Agreement, individually a "MacGregor Investor" and collectively, the "MacGregor Investors"), each of the Monarch Investors, identified on the signature pages hereto (together with any Permitted Transferee (as hereinafter defined) or other assignee thereof as contemplated by the terms of this Agreement, individually a "Monarch Investor" and collectively, the "Monarch Investors") and each of the Hehli Investors identified on the signature pages hereto and Yvonne Mayberry, an individual residing in Buffalo County, Wisconsin (together with any Permitted Transferee (as hereinafter defined) or other assignee thereof as contemplated by the terms of this Agreement, individually a "Hehli Investor" and collectively, the "Hehli Investors"). The TA Investors, the MacGregor Investors, the Monarch Investors and the Hehli Investors are sometimes referred to herein collectively as the "Investors" and individually an "Investor."

         WHEREAS, each of the TA Investors, the MacGregor Investors and the Monarch Investors made an investment in the Company in February 1996 and, along with the Company, entered into that certain Stockholders' Agreement dated February 5, 1996, as amended by that certain First Amendment to the Stockholders' Agreement dated August 1, 1996 (the "Original Stockholders' Agreement"); and

         WHEREAS, concurrently herewith, the Hehli Investors are making an investment in the Company; and

         WHEREAS, the parties to the Original Stockholders' Agreement desire to amend and restate such agreement to add the Hehli Investors as a party; and

         WHEREAS, in consideration thereof, and for the purpose of setting forth certain arrangements that will govern the parties' relationship as investors in the Company, the Company is granting the Investors certain rights and the Investors are entering into certain agreements and covenants as set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.       DEFINITIONS

         1.1 Construction of Terms. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

         1.2 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

         An "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise. An "Affiliate" of any Person, where applicable, shall also include any professional corporation that employs dentists and which, directly or indirectly provides or makes available dental services to such Person.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Common Stock, par value $.01 per share and Class A Common Stock, par value $.01 per share, of the Company, as the context requires, and any other common equity securities now or hereafter issued by the Company (but not including the Preferred Stock), and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization); provided, however, the term "Common Stock" shall not include any invested shares of the Company's capital stock that are subject to any restricted stock purchase or similar agreement.

         "Company" means Monarch Dental Corporation, a Delaware corporation, and its successors and assigns, whether by way of merger, consolidation or otherwise.

         "Convertible Participating Preferred Stock" means the Convertible Participating Preferred Stock, par value $.01 per share, of the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Hehli Investors" has the meaning set forth in the first paragraph to this Agreement.

         "Holder" has the meaning set forth in Section 4.1.

         "Investors" has the meaning set forth in the first paragraph of this Agreement.

         "Investor Group" means each group of Investors consisting of (i) the TA Investors, (ii) the MacGregor Investors, (iii) the Monarch Investors and
(iv) the Hehli Investors.

         "Investor Group's Pro Rata Share" has the meaning set forth in Section 2.2(b).

         "MacGregor Investors" has the meaning set forth in the first paragraph to this Agreement.

         "Monarch Investors" has the meaning set forth in the first paragraph to this Agreement.

         "Notice Period" has the meaning set forth in Section 2.2(b).

         "Offer to Purchase" has the meaning set forth in Section 2.2.

         "Offer to Sell" has the meaning set forth in Section 2.2(a).

         "Offeror" has the meaning set forth in Section 2.2.

         "Permitted Transfer" has the meaning set forth in Section 2.1(a).

         "Permitted Transferee" has the meaning set forth in Section 2.1.

         "Person" means an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust, and any other entity or organization, governmental or otherwise.

         "Preferred Stock" means the Convertible Participating Preferred Stock and the Redeemable Preferred Stock each issued or to be issued in accordance with and subject to the terms of the Amended and Restated Certificate of Incorporation of the Company substantially in the form attached hereto as
Schedule 1.2(a) (the "Charter"), together with any other shares issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

         "Qualified Public Offering" means the first underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock to the public in which (i) the proceeds received by the Company, net of underwriting discounts and commissions, equal or exceed $20 million and the price per share implies a value for the Company of at least $50 million and (ii) a portion of such proceeds is used to redeem all of the Redeemable Preferred Stock then outstanding.

         "Redeemable Preferred Stock" means the Redeemable Preferred Stock, par value $.01 per share, of the Company.

         "Registrable Securities" shall have the meaning set forth in Section
4.3.

         "Right Holder" shall have the meaning set forth in Section 2.2(a).

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Selling Holder" has the meaning set forth in Section 4.5(a).

         "TA Investors" has the meaning set forth in the first paragraph to this Agreement.

         "Transfer" has the meaning set forth in Section 2.1 (a). "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.

         "Transferor" has the meaning set forth in Section 2.2.

ARTICLE II.      TRANSFERS BY THE INVESTORS

         The following provisions of this Article II shall terminate immediately prior (and subject) to the closing of a Qualified Public Offering, provided that the provisions of this Article II shall be inapplicable with respect to sales by Investors in any transaction which qualifies as such.

         2.1     General Restrictions on Transfer by Investors.

                 (a) Each Investor agrees that it will not directly or indirectly offer, transfer, donate, sell, assign, pledge, hypothecate or otherwise dispose of (any such action a "Transfer") all or any portion of the shares of capital stock of the Company now owned or hereafter acquired by it, except in connection with, and strictly in compliance with the conditions of, any of the following (hereinafter "Permitted Transfers"):

                          (i)     Transfers effected pursuant to Sections 2.2,
         2.3 and 2.4 hereof, as applicable, and which do not violate Section
         2.6 hereof, in each case made in accordance with the procedures set forth therein;

                          (ii) with respect to any MacGregor Investor, a Transfer to (A) any other MacGregor Investor listed on the signature page hereof or to any spouse, child, child of spouse, parent, parent of spouse, grandchild, grandchild of spouse, sibling, sibling of spouse, aunt or uncle or aunt or uncle of spouse of any such MacGregor Investor, (B) any trust for which any such MacGregor Investor and/or the spouse of such MacGregor Investor is/are the settlor(s) for the sole benefit of any such spouse, child, grandchild, parent, sibling, aunt or uncle including by way of gift or the laws of descent and distribution or
         (C) any limited partnership of which the sole general partner is the transferor MacGregor Investor or an entity one hundred percent owned and controlled by such transferor MacGregor Investor and any person described in clause (A) and/or clause (B) of this clause (ii), and the limited partners are persons described in clause (A) and/or clause (B) of this clause (ii);

                          (iii) with respect to any Monarch Investor, a Transfer to (A) any other Monarch Investor listed on the signature page hereof or to any spouse, child, child of spouse, parent, parent of spouse, grandchild, grandchild of spouse, sibling, sibling of spouse, aunt or uncle or aunt or uncle of spouse of any such Monarch Investor, (B) any trust for which any such Monarch Investor and/or the spouse of such Monarch Investor is/are the settlor(s) for the sole benefit of any such spouse, child, grandchild, parent, sibling, aunt or uncle including by way of gift or the laws of descent and distribution, (C) any limited partnership of which the sole general partner is the transferor Monarch Investor or an entity one hundred percent owned and controlled by such transferor Monarch Investor and any person described in clause (A) and/or clause (B) of this clause
         (iii), and the limited partners are persons described in clause (A) and/or clause (B) of this clause (iii), or (D) Martin Lipke or Carol Clarke;

                          (iv) with respect to any TA Investor, a Transfer to any other TA Investor listed on the signature page hereof, to any other investment fund or other entity for which TA Associates, Inc. and/or one or more partners thereof, directly or indirectly through one or more intermediaries, serves as general partner or manager or in a like capacity (a "TA Fund") or to any partner of a TA Fund; and

                          (v) with respect to any Hehli Investor, a Transfer to (A) any other Hehli Investor listed on the signature page hereof or to any spouse, child, child of spouse, parent, parent of spouse, grandchild, grandchild of spouse, sibling, sibling of spouse, aunt or uncle or aunt or uncle of spouse of any such Hehli Investor,
         (B) any trust for which any such Hehli Investor and/or the spouse of such Hehli Investor is/are the settlor(s) for the sole benefit of any such spouse, child, grandchild, parent, sibling, aunt or uncle including by way of gift or the laws of descent and distribution, (C) any limited partnership of which the sole general partner is the transferor Hehli Investor or an entity one hundred percent owned and controlled by such transferor Hehli Investor and any person described in clause (A) and/or clause (B) of this clause (v), and the limited partners are persons described in clause (A) and/or clause (B) of this clause (v), or (D) Yvonne M. Mayberry.

         Any permitted Transferee of a MacGregor Investor, a Monarch Investor, a TA Investor or a Hehli Investor pursuant to the preceding clause (ii), (iii),
(iv) or (v) shall be referred to herein as a "Permitted Transferee" of such Investor. In the case of any Permitted Transfer, the provisions of Sections 2.2, 2.3, 2.4 and 2.6 shall not apply, provided that the transferee shall have entered into an enforceable written agreement substantially in the form attached hereto as Exhibit A providing that all shares so Transferred shall continue to be subject to all provisions of this Agreement as if such shares were still held by the transferring Investor, and in connection therewith such Permitted Transferee shall be deemed a TA Investor, a MacGregor Investor, a Monarch Investor, a Hehli Investor, as applicable, for purposes of this Agreement. In addition to compliance with the foregoing conditions, in connection with any otherwise Permitted Transfer of shares of capital stock that are restricted shares and are subject to any stock restriction agreement, any transferee of any such shares shall agree in writing to be bound by the terms of any such stock restriction or similar agreement, including, without limitation, any repurchase or similar right contained therein. Anything to the contrary in this Agreement notwithstanding, transferees permitted by clauses
(ii), (iii), (iv) and (v) of this Section 2.1 (a) shall take any shares so Transferred subject to all rights and obligations under this Agreement as if such shares were still held by the relevant Investor whether or not they so agree with such transferring Investor. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio and the Company and the other Investors shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance as contemplated by Section 6.8; and the Company shall have the right to refuse to recognize any purported transferee in such a Transfer as one of its stockholders for any purpose.

         2.2 Right of Last Refusal. If at any time on or after the Date hereof any Investor receives a bona fide offer to purchase any or all of the shares of any class of capital stock of the Company held by it (the "Offer to Purchase") from an unaffiliated third party (the "Offeror") which such Investor wishes to accept (whether initiated by such Investor or the third party), such Investor may transfer such shares only pursuant to and in accordance with the following provisions of this Section 2.2 (any Investor receiving an Offer to Purchase being referred to in this Section 2.2 as the "Transferor"):

                 (a) The Transferor shall cause the Offer to Purchase to be reduced to writing and shall notify each of the other Investors, other than those Investors that are members of the Investor Group in which the Transferor is a member (or deemed to be a member as provided in this Agreement) (the party or parties receiving such notice being referred to as the "Right Holders") in writing of its desire to accept the Offer to Purchase and otherwise comply with the applicable provisions of this Article II. The

Transferor's notice shall constitute an irrevocable offer to sell (the "Offer to Sell") such shares to the Right Holders on the basis described below at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer to Purchase. The notice shall be accompanied by a true copy of the Offer to Purchase (which shall identify the Offeror and all relevant information in connection therewith).

                 (b) At any time within 45 days after the date of the giving of notice pursuant to Section 2.2(a) (the "Notice Period"), the Right Holders may, subject to the terms hereof, choose to accept the Offer to Sell with respect to all or a portion of the shares covered thereby by giving written notice to the Transferor as follows: all Right Holders that are members of an Investor Group, if applicable, shall, collectively, indicate the maximum number of shares that members of such Investor Group wish to purchase including such number of shares that such Investor Group would purchase if the Right Holders of any other Investor Group do not in the aggregate elect to purchase such Investor Group's Pro Rata Share (as defined below). If the members of each Investor Group which are Right Holders choose to accept such Offer to Sell in amounts greater than each such Investor Group's Pro Rata Share, the number of shares for which the Offer to Sell may be accepted by the members of each such Investor Group shall equal each such Investor Group's Pro Rata Share. If the members of each Investor Group which are Right Holders choose to accept such Offer to Sell in amounts equal to each such Investor Group's Pro Rata Share, the number of shares for which the Offer to Sell may be accepted by the members of each such Investor Group shall equal each such Investor Group's Pro Rata Share. If the members of each Investor Group which are Right Holders choose to accept such Offer to Sell in amounts less than each such Investor Group's Pro Rata Share, the number of shares for which the Offer to Sell may be accepted by the members of each such Investor Group shall equal the amounts so accepted by the members of each such Investor Group. If the members of one or more Investor Groups which are Right Holders choose to accept such Offer to Sell in amounts greater than its or their Pro Rata Share and the members of one or more Investor Groups choose to accept such Offer to Sell in amounts less than its Pro Rata Share, the members of the Investor Group(s) choosing to so accept in excess of its (their) Pro Rata Share may accept those shares not accepted by the other Investor Group(s), with allocation within each such accepting Investor Group based upon the relative holdings of each such accepting Investor Group. An "Investor Group's Pro Rata Share" shall equal the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) then held by the Right Holders that are members of such Investor Group, divided by the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) then held by the members of all Investor Groups which are Right Holders. Notwithstanding anything contained herein to the contrary, unless otherwise agreed to by all of the members of an Investor Group, each member of an Investor Group shall be entitled to its proportionate share of such Investor Group's Pro Rata Share, based upon the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) then held by each such member relative to the number of shares of such Common Stock (including shares of

Common Stock issuable upon conversion of Preferred Stock) then held by all such members, and members of an Investor Group shall have the first right to elect to purchase shares allocable to such Investor Group in connection with any offer to sell in lieu of any member of any other Investor Group.

                 (c) If shares covered by any Offer are purchased pursuant to Section 2.2(b), such purchase shall be (i) at the same price and on the same terms and conditions as the Offer to Purchase if the Offer to Purchase is for cash and/or notes or (ii) if the Offer to Purchase includes any consideration other than cash and notes, then at the equivalent all cash price for such other consideration determined reasonably and in good faith. The closing of the purchase of the shares subject to an Offer to Sell pursuant to this Section 2.2 shall take place within 15 days after the expiration of the Notice Period, or upon satisfaction of any governmental approval requirements, if later, by delivery by the respective Right Holders of the purchase price for the shares being purchased as provided above to the Transferor against delivery of the certificates representing the shares so purchased, appropriately endorsed for transfer by such Transferor.

         2.3 Right of Co-sale. In the event a Transferor proposes to sell any shares that following the delivery of an Offer to Sell were not purchased pursuant to Section 2.2, such Transferor may transfer such shares subject thereto only following compliance with this Section 2.3 and Section 2.4 below. In such event, promptly following the last day of the Notice Period, the Transferor shall give a notice of the proposed sale to the Investors (other than those Investors that are members (or deemed to be members as provided in this Agreement) of the Investor Group in which the Transferor is a member), once again enclosing a copy of the Offer to Purchase, if applicable, which shall identify the Offeror and the number of shares proposed to be sold (the "Co-Sale Notice"). Each of the Investors (other than those Investors, if applicable, that are members of the Investor Group in which the Transferor is a member) thereupon shall have the right, exercisable upon written notice to such Transferor within 20 days after delivery to it of the Co-Sale Notice (the "Co-Sale Notice Period"), which notice shall indicate the maximum number of shares such Investor wishes to sell including the number of shares it would sell if one or more other Investors do not elect to participate, to participate in the sale on the terms and conditions stated in the Offer to Purchase and in the Co-Sale Notice, except that (i) any Investor who holds Preferred Stock shall be permitted to sell to the relevant purchaser shares of Common Stock acquired upon conversion thereof or, at its election, an option to acquire such Common Stock when it receives the same upon such conversion at the election of such Investor or as otherwise provided in the Charter with the same effect as if Common Stock were being conveyed, and (ii) in the event the Transferor proposes to sell shares of Convertible Participating Preferred Stock those Investors electing to participate in the sale by selling Common Stock shall only be entitled to receive an amount per share of Common Stock equal to the difference of (A) the amount per share the Transferor will receive per share of Convertible Participating Preferred Stock and (B) $2.0834. Each of the Investors entitled to receive the Co-Sale Notice shall have the right to sell all or any portion of its shares on the terms and conditions in the Co-Sale Notice (subject to the foregoing), with the maximum number of shares to be sold by each such Investor equal to the product obtained by multiplying the number of shares proposed to be sold by the Transferor as described in the Co-Sale Notice by a fraction, the numerator of which is the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) owned by such Investor on the date of the Co-Sale Notice and the denominator of which is the sum of the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) owned by all of the Investors (including all permitted assignees of the Investors), as of the date of the Co-Sale Notice. To the extent one or more Investors who receive a Co-Sale Notice elect not to sell the full amount of shares which they are entitled to sell pursuant to this Section 2.3, the other participating Investors' rights to sell shares under this
Section 2.3 shall be increased by including additional shares up to the amounts indicated in their notice of election to participate, with participation to be determined in the event of oversubscription proportionately based on the relative holdings of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) of the Investors who elect to participate; provided, however, that participating Investors within any Investor Group shall have the first right to include shares in place of non-participating Investors within such Investor Group. Within 20 days after the expiration of the Co-Sale Notice Period, the Transferor shall notify each participating Investor of the number of shares held by such Investor that will be included in the sale and the date on which the sale will be consummated, which shall be no later than the later of (i) 30 days after the expiration of the Co-Sale Notice Period and
(ii) the satisfaction of all governmental approval requirements, if any. Each of the Investors may effect its participation in any Offer to Purchase hereunder by delivery to the Offeror, or to the Transferor for transfer to the Offeror, of one or more instruments, certificates and/or option agreements, properly endorsed for transfer, representing the shares it elects to sell therein. At the time of consummation of the Offer to Purchase, the Offeror shall remit directly to each participating Investor that portion of the sale proceeds to which each such Investor is entitled by reason of its participation therein. All costs and expenses in connection with any sales pursuant to this
Section 2.3 (including the cost of complying with this Article II) shall be paid for by the sellers of shares on a pro rata basis (based on participation rather than holdings) or otherwise as they may have agreed; provided, however, that all costs and expenses in connection with any sale pursuant to this
Section 2.3 that relate specifically or incrementally to participation therein by a certain seller (including the fees and expenses of counsel to such seller) shall be paid for by such seller. No shares may be purchased by the Offeror from an Investor unless the Offeror simultaneously purchases from the Investors all of the shares that they have elected to sell pursuant to this Section 2.3. Notwithstanding anything contained in this Agreement to the contrary, the provisions of this Section 2.3 shall not apply and shall be inapplicable to any sales of Redeemable Preferred Stock.

         2.4 Sales by Investors. Any shares covered by an Offer to Purchase received by Investor which are not acquired pursuant to Section 2.2 that such Investor desires to sell following compliance with Sections 2.2 and 2.3 may be sold to the Offeror only during the 90-day period after the expiration of the Co-Sale Notice Period and only on terms no more favorable to the selling Investor than those contained in the Offer to Purchase. Promptly after such sale, such Investor shall notify the other Investors of the consummation thereof and shall furnish such Investors evidence of the completion and time of completion of such sale and of the terms thereof. Such Offeror shall take the shares so Transferred subject to the restrictions of this Article II and with the benefits contemplated by Sections 2.7, 3.2, 4.8 and 5.5 to the extent applicable, and thereupon shall be deemed a member of the same Investor Group as the relevant Transferor and thereby a MacGregor Investor, a Monarch Investor, a TA Investor or a Hehli Investor hereunder except as the parties hereto may otherwise agree in connection with any proposed transfer. If, at the end of such 90-day period, the Investor has not completed the sale of such shares as aforesaid, all the restrictions on Transfer contained in this Article II shall again be in effect with respect to such shares.

         2.5 Contemporaneous Transfers. If two or more Investors propose concurrent transfers which are subject to this Article II, then the relevant provisions of Sections 2.2 and 2.3 shall apply separately to each such proposed transfer.

         2.6 Sales to Competitors. Notwithstanding any other provision of this Article II, each Investor hereby agrees not to directly or indirectly transfer any securities of the Company or options in respect of any thereof to any person or company whose activities or services are competitive with activities or services of the Company as of the date of the proposed transfer. The Company may impose stop transfer instructions with its transfer agent in order to enforce the foregoing covenant.

         2.7 Assignment. Each Investor shall have the right to assign its rights under this Article II in connection with any transaction or series of related transactions involving the transfer to a transferee or two or more transferees that are Affiliates of each other of at least 50,000 shares of capital stock of the Company (subject to adjustments for stock splits, stock dividends, reclassifications, reorganizations and the like and aggregating all contemporaneous transfers by two or more Investors), or to any TA Fund, and upon any such transfer, any such transferee or TA Fund thereupon shall be deemed an "Investor" and a member of the same Investor Group as the relevant Transferor in connection with its ownership of the shares Transferred for purposes of this Article II.


ARTICLE III.     RIGHTS TO PURCHASE

         Notwithstanding anything herein to the contrary, the following provisions of this Article III shall terminate immediately prior (and subject) to the closing of a Qualified Public Offering, provided that the provisions of this Article III shall be inapplicable with respect to any proposed issuance in a transaction which qualifies as such.

         3.1 Right to Participate in Certain Sales of Additional Securities. The Company agrees that it will not sell or issue any shares of capital stock of the Company, or other securities convertible into or exchangeable for capital stock of the Company, or options, warrants or rights carrying any rights to purchase capital stock of the Company unless the Company first submits a written offer to the Investors identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offers to each Investor the opportunity to purchase up to its Pro Rata Share (as hereinafter defined) of the securities (subject to increase for over-allotment if some Investors do not fully exercise their rights as provided below) on terms and conditions, including price, not less favorable to the Investors than those on which the Company proposes to sell such securities to a third party or parties. Each Investor's "Pro Rata Share" of such securities shall be based on the ratio which the shares of Common Stock (including shares issuable upon conversion of Preferred Stock) owned by it bears to all the issued and outstanding shares of Common Stock (including shares issuable upon conversion of Preferred Stock) calculated in each case on a fully-diluted basis giving effect to the conversion of convertible securities and assuming the exercise of all outstanding vested options, in each case as of the date of such written offer. The Company's offer to the Investors shall remain open and irrevocable for a period of 30 days, and Investors shall elect to purchase by giving written notice thereof to the Company within such thirty-day period including therein the maximum number of shares or other securities such Investor would purchase if other Investors do not elect to purchase, with the rights of electing Investors to purchase such additional shares to be based upon the relative holdings of Common Stock (including shares issuable upon conversion of Preferred Stock) of the electing Investors in the case of over-subscription, provided that in the event any Investor within an Investor Group does not elect to purchase its Pro Rata Share, the other members of such Investor Group may elect to purchase such non-electing Investor's Pro Rata Share or portion thereof not so elected based on the relevant holdings of the participating Investors within such Investor Group before any such shares are allocated to participating Investors within any other Investor Group. Any securities so offered which are not purchased pursuant to such offer may be sold by the Company but only on the terms and conditions set forth in the initial offer to the Investors, at any time within 120 days following the termination of the above-referenced 30-day period but may not be sold to any other person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 120-day period without renewed compliance with this Section 3.1.

         Notwithstanding the foregoing, the right to purchase granted under this Article III shall be inapplicable with respect to any issuance or proposed issuance by the Company of (i) warrants or options, or stock issued on the exercise thereof in connection with any financing transaction, (ii) securities issued in connection with the acquisition of another corporation by the Company or any Affiliate of the Company, whether by merger, purchase of stock, purchase of all or substantially all of the assets of such corporation, or otherwise,
(iii) Common Stock issued, or options or rights to purchase Common Stock granted, to employees, consultants, officers, directors, advisors or independent contractors of the Company or of any Affiliate of the Company, (iv) securities issued as a result of any stock split, stock dividend, reclassification or reorganization of the Company's stock or (v) Common Stock or Redeemable Preferred Stock issued upon conversion of Convertible Participating Preferred Stock in accordance with the terms of the Company's Amended and Restated Certificate of Incorporation.

         3.2 Assignment of Rights. Each Investor may assign its rights under this Article III in connection with any transaction or series of related transactions involving the transfer to a transferee or two or more transferees that are Affiliates of each other of at least 50,000 shares of capital stock of the Company (subject to adjustments for stock splits, stock dividends, reclassifications, reorganizations and the like and aggregating all contemporaneous transfers by Investors), or to any TA Fund, and upon any such transfer any such transferee or TA Fund shall be deemed an "Investor" and a member of the same Investor Group as the relevant Transferor in connection with its ownership of the shares Transferred for purposes of Sections 3.1 and 3.2 with the rights set forth in such Sections.


ARTICLE IV.      REGISTRATION RIGHTS

         4.1 Optional Registrations. If at any time or times after the date hereof, the Company shall seek to register any shares of its capital stock or securities convertible into capital stock under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by shareholders of the Company (a "secondary offering"), or both), the Company will promptly give written notice thereof to each Investor (the "Holders," subject to Section 4.8) holding Registrable Securities as hereinafter defined in Section 4.4 below. If within 30 days after their receipt of such notice one or more Holders request the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will, subject to the limitations and conditions contained herein, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which such Holders may request in a writing delivered to the Company within 30 days after their receipt of the notice given by the Company. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the underwriter(s) determines in its sole discretion that marketing factors require a limitation on the number of Registrable Securities to be offered, the Company shall not be required to register Registrable Securities in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in excess of any amount to be registered for the Company. If any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this Section 4.1, the number of shares that may be included in the registration on behalf of the Holders shall be allocated among the

Holders or the holders of any other registration rights in proportion, as nearly as practicable, to their respective holdings of Registrable Securities; provided, however, that participating Holders within any Investor Group shall have the first right to include shares in place of non-participating Investors within such Investor Group before shares are allocated to participating Investors within any other Investor Group. In connection with any underwritten public offering, the Registrable Securities of Holders included in any such offering as provided in this Section 4.1 must be sold to the underwriter on the same terms and conditions as those securities being sold by the Company. The provisions of this Section will not apply to a registration effected solely to implement (i) an employee benefit plan, or (ii) a transaction to which Rule 145 or any other similar rule of the Securities and Exchange Commission (the "SEC" or the "Commission") under the Securities Act is applicable. Notwithstanding anything herein to the contrary, (i) no Holder shall be entitled to register and sell any securities of the Company pursuant to this Section 4.1 prior to a Qualified Public Offering and (ii) the Company may in its sole discretion prior to its effectiveness withdraw any registration statement under this Section 4.1.

         4.2     Demand Registrations.

                 (a) TA Investor Demand Registrations. If on any two (2) occasions after the earlier of (a) 120 days after the initial public offering of capital stock of the Company and (b) the second anniversary of the date hereof, one or more TA Investors holding Registrable Securities shall notify the Company in writing that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities, the Company will notify all of the Holders who would be entitled to notice of a proposed registration under Section 4.1 above and any other holder of piggyback registration rights of its receipt of such notification from the requesting Holders. Subject to Section 4.1, upon the written request of any such Holder or other holder of the Company's securities delivered to the Company within 20 days after receipt from the Company of such notification, the Company will either (i) elect to make a primary offering, in which case the rights of such Holders shall be as set forth in Section 4.1 above (in which case the registration shall not count as one of the permitted demand registrations hereunder), or (ii) use its best efforts to cause such of the Registrable Securities as may be requested by any Holders and any other holders of piggyback registration rights to be registered under the Securities Act in accordance with the terms of this Section 4.2.

                 (b) Form S-3. If on any occasion (subject to the further provisions of this Section 4.2(b)) after the Company becomes eligible to use Form S-3 under the Securities Act or a comparable successor form, Holders of Registrable Securities who are TA Investors, MacGregor Investors, Monarch Investors or Hehli Investors, as applicable, shall notify the Company that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities in a transaction anticipated to result in aggregate offering proceeds to such requesting Holder or Holders, net of underwriting discounts and commissions, of at least $500,000 (or at least 80% of the requesting Holder or Holders' Registrable Securities, if less), the Company will notify all of the Holders who would be entitled to notice of a proposed registration under Section 4.1 above and any other holder of "piggyback" registration rights of its receipt of such notification from the requesting Holders. Upon the written request of any such Holder or other holder of the Company's securities delivered to the Company within 20 days after receipt from the Company of such notification, the Company will use its best efforts to cause such of the Registrable Securities as may be requested by any Holders and any other holders of piggyback registration rights to be registered under the Securities Act in accordance with the terms of this Section 4.2. The Company shall not be obligated to effect more than one registration statement on Form S-3 per any twelve-month period at the initial request of Holders who are members of the same Investor Group.

                 (c) Certain Limitations. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 90 days during any twelve-month period, if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other matter and the Company's Board of Directors determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company. The Company shall not be required to cause a registration statement requested pursuant to this Section 4.2 to become effective prior to 180 days following the effective date of the registration statement in connection with the Company's initial public offering, or more than 120 days following the effective date of any other registration statement on Form S-1, S-2 or S-B which is initiated by the Company; provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly thereafter.

         4.3 Registrable Securities. For the purposes of this Article IV, the term "Registrable Securities" shall mean any shares of Common Stock held by a Holder or subject to acquisition by a Holder upon conversion of Convertible Participating Preferred Stock, as applicable, including any shares issued by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that if an Investor owns Convertible Participating Preferred Stock or Common Stock, the Investor may exercise its registration rights hereunder by converting the shares to be sold publicly into Common Stock as of the closing of the relevant offering and shall not be required (except as provided in the Company's Amended and Restated Certificate of Incorporation) to cause such Convertible Participating Preferred Stock to be converted to Common Stock until and unless such closing occurs, it being understood that such conversion shall be wholly contingent upon the closing of the relevant offering and, in the case of a mandatory redemption of Redeemable Preferred Stock as provided in the Company's Amended and Restated Certificate of Incorporation, the qualification of the relevant offering as a "Qualified Public Offering" as defined in such Amended and Restated Certificate of Incorporation; and provided, further, that any Common Stock that (a) is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder, or (b) may be sold without restriction as to volume or otherwise pursuant to Rule 144 under the Securities Act (as confirmed by an unqualified opinion of counsel to the Company), shall not be deemed Registrable Securities.

         4.4 Further Obligations of the Company. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

                 (a) Pay all expenses of such registrations and offerings (exclusive of underwriting discounts and commissions) and the reasonable fees and expenses of not more than one independent counsel for the Holders satisfactory to the Holders requesting the relevant registration or a majority in interest (based on shares proposed to be sold) of the Holders in the case of a Company-initiated registration;

                 (b) Use its best efforts (with due regard to management of the ongoing business of the Company and the allocation of managerial resources) diligently to prepare and file with the SEC a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective for at least 90 days (or 30 days in the case of Form S-3) and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for such period or any shorter period necessary to complete the proposed public offering;

                 (c) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

                 (d) Enter into any reasonable underwriting agreement required by the proposed underwriter for the selling Holders, if any, (which underwriter shall be selected by the Holders initiating the registration in the case of a Holder-initiated demand and reasonably acceptable to the Company) in such form and containing such terms as are customary; provided, however, that if the underwriter requires that representations or warranties be made and that indemnification be provided in respect of the Company's business, operations, financial information and the like and the disclosures relating thereto in the prospectus, the Company shall make all such representations and warranties and provide all such indemnities.

                 (e) Use its best efforts (with due regard to management of the ongoing business of the Company and the allocation of managerial resources) to register or qualify the securities covered by said registration statement under the securities or "blue sky" laws of such jurisdictions as any selling Holder (or in the case of an underwritten offering, the underwriter) may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to (i) execute a general consent to service of process in effecting such registration or qualification or (ii) qualify to do business as a foreign corporation where doing so would subject it to taxation in such jurisdiction unless the Company is already subject to service or taxation in such jurisdiction;

                 (f) Immediately notify each selling Holder, at any time when a prospectus relating to his Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                 (g) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

                 (h) Otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable governmental agencies in other applicable jurisdictions and make generally available to its holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

                 (i) Use its best efforts to obtain and furnish to each selling Holder, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold may reasonably request; and

                 (j) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities under this
Article IV.

         4.5     Indemnification; Contribution.

                 (a) Incident to any registration statement referred to in this Article IV, the Company will indemnify and hold harmless each underwriter, each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners, (partners of partners and stockholders of any such partners), and directors, officers, employees and agents of any of them (a "Selling Holder"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Person"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each other underwriter, the Company (including its directors, officers, employees, shareholders and agents), each other Holder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. However, the liability of a Selling Holder for indemnification under this Section 4.5(a) shall not exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Selling Holder or (ii) the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement.

                 (b) If the indemnification provided for in Section 4.5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 4.5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount and fees received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Holders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 4.5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. However, a Selling Holder shall not be required to contribute any amount under this Section 4.5(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Selling Holder or (ii) the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                 (c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 4.5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 4.5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

         4.6 Rule 144 Requirements. In the event that the Company becomes subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Holder, within 15 days of a written request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or such successor rules.

         4.7 Stand-Off. Each Holder agrees, if requested by the Company and an underwriter of Registrable Securities of the Company, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation pursuant to Rule 144 under the Securities Act (or any successor or similar exemptive rules hereafter in effect)) held by it following the effective date of any registration statement of the Company on Form S-1, Form S-2 or Form S-B filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company's initial public offering or 90 days in the case of any other offering on Form S-1, S-2 or S-B.

         4.8 Transfer of Registration Rights. The registration rights and related obligations under this Article IV of the Holders with respect to their Registrable Securities may be assigned in connection with any transaction or series of related transactions involving the transfer to a transferee or one or more transferees that are Affiliates of each other, other than pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder, of at least 1,000 shares of capital stock of the Company (subject to adjustments for stock splits, stock dividends, reclassifications, reorganizations and the like and aggregating all contemporaneous transfers by Holders), or (in the case of the Investors) to any TA Fund, and upon any such transfer such transferee or TA Fund shall be deemed to be included within the definition of a "Holder" and a member of the same Investor Group as the relevant Transferor for purposes of this Article IV with the rights set forth herein. The relevant Holder as the case may be, shall notify the Company at the time of such transfer.


ARTICLE V.        ELECTION OF DIRECTORS; FINANCIAL INFORMATION

         5.1 Board Composition. Each Investor agrees to vote all its shares of the Company's capital stock having voting power (and any other shares over which it exercises voting control) in connection with the election of Directors and to take such other actions as are necessary so as to fix the number of members of the Board of Directors of the Company at five or six, as indicated below, and to elect and thereafter continue in (and not remove from (except as provided in Section 5.2)) office as Directors of the Company:

                 (1) one (1) individual nominated by the Monarch Investors who shall initially be Dr. Warren F. Melamed;

                 (2) one (1) individual nominated by the MacGregor Investors who shall initially be Dr. Charles G. Shears;

                 (3) one (1) individual nominated by the TA Investors who shall initially be Roger B. Kafker; provided, however, that the TA Investors may at any time upon notice to the other Investors designate a second nominee and promptly upon such notice the other parties hereto will take such action as is necessary, including the voting of their shares, to expand the Board of Directors of the Company to six members and to cause the additional nominee of the TA Investors to be nominated and elected as a director of the Company as a second nominee of the TA Investors; and

                 (4) two (2) individuals (the "Outside Directors") who are not employed by the Company or any subsidiary or Affiliate of the Company or any of the Investors or affiliated with or related to any Investor or any of their Affiliates and who are designated with the joint approval of two thirds in interest (based on aggregate holdings of the Company's outstanding voting power of all Investor Groups) of the TA Investors, the MacGregor Investors, the Monarch Investors and the Hehli Investors; provided, however, that an Outside Director shall be removed or not renominated for election as a Director of the Company if two-thirds in interest (based on aggregate holdings of the Company's outstanding voting power of all Investor Groups) of the TA Investors, the MacGregor Investors, the Monarch Investors and the Hehli Investors so request, whereupon an approved successor in the manner provided above shall be appointed. If an Outside Director fails to be renominated as provided herein, a replacement Outside Director shall be nominated for election in accordance with the provisions of this Article V.

         5.2 Removal. Each Investor agrees to vote all of its shares of the Company's capital stock having voting power (and any other shares over which she or it exercises voting control) for the removal of any Director upon the request of the Investor Group designating such Director and for the election to the Board of Directors of a substitute designated by such party in accordance with the provisions of Section 5.1 hereof.

         5.3 Vacancies. Each Investor agrees to vote all shares of the Company's capital stock having voting power (and any other shares over which she or it exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors of the Company (occurring for any reason) shall be filled only in accordance with the provisions of this Article V.

         5.4 Increase in Size of Board. Any increase in the size of the Board of Directors to a number greater than six (6) shall require an amendment to this Agreement.

         5.5 Assignment. Each Investor agrees, as a condition to any transfer of its shares, to cause the transferee to agree to the provisions of this Article V, whereupon such transferee shall be subject to the provisions hereof as an Investor and a member of the same Investor Group as the relevant Transferor in connection with its ownership of the shares Transferred for purposes of this Article V.

         5.6 Financial Statements and Budgetary Information; Inspection. The Company will deliver to the Investors internally prepared unaudited monthly and quarterly consolidated and consolidating financial statements and audited annual consolidated and consolidating financial statements, as well as annual budgetary information. The monthly and quarterly consolidated and consolidating financial information will be provided to the Investors within 35 days after the end of each month and quarter. The annual budgetary information will be presented at a Board of Directors' meeting at least one month prior to each fiscal year-end of the Company. An annual audit by a so-called "Big Six" accounting firm selected by the Board of Directors will be provided within 90 days after each fiscal year-end of the Company.

         The Company will, upon reasonable prior notice to the Company, permit authorized representatives of the Investors to visit and inspect any of the properties of the Company and its subsidiaries, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times and as often as may be reasonably requested.

         5.7 Term. This Article V shall remain in effect until the closing of a Qualified Public Offering or, if sooner, February 5, 2006.


ARTICLE VI.      GENERAL

         6.1 Amendment and Waiver. Any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of two-thirds in interest (based on aggregate holdings of the Company's outstanding voting power of all Investor Groups) of the TA Investors, the Monarch Investors, the MacGregor Investors and the Hehli Investors; provided, however, any amendment that affects an Investor materially, adversely and in a manner different than other members of the Investor Group of which such Investor is a member, shall require such Investor's consent. Any actions required to be taken, or consents required to be given, by any Investor Group separately shall require the approval of a two-thirds in interest (based on relative holdings of the Company's outstanding voting power) of the members of such Investor

Group. Any amendment or waiver effected in accordance with this Section 6.1 shall be binding upon each party to this Agreement and each assignee of such a party.

         6.2 Assignability of Rights. All covenants and agreements made herein shall bind the successors and assigns of the parties hereto, and such covenants and agreements and the rights and obligations of the parties herein shall be assignable as provided in Sections 2.7, 3.2, 4.8 and 5.5, whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants and agreements shall inure to the benefit of the Investors' successors and assigns and to transferees of the Securities, whether so expressed or not, subject to the provisions of Sections 2.7, 3.2, 4.8 and 5.5.

         6.3 Legend on Securities. The Company and the Investors acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by an Investor:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

         THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF AN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF AUGUST 29, 1996, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER, AND VOTING AGREEMENTS. A COMPLETE AND CORRECT COPY OF THIS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

         6.4 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of Delaware, without giving effect to conflict of laws principles thereof.

         6.5 Section Headings and Gender. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

         6.6 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         6.7 Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses: if to the Company at 4201 Spring Valley, Suite 320, Dallas, Texas 75244, or at any other address designated by the Company to the Investors in writing; if to an Investor, at its mailing address as shown on the signature pages hereto, or to any other address designated by such Investor to the Company, and the other Investors in writing.

         6.8 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized transferee as one of its shareholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         6.9 Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                                     *****

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered in one or more counterparts as of the day and year first above written.

                                        COMPANY:

                                        MONARCH DENTAL CORPORATION



                                        By: /s/ WARREN F. MELAMED
                                           --------------------------------
                                            Warren F. Melamed, D.D.S., CEO

                                        TA INVESTORS:

                                        ADVENT VII L.P.

                                        By:      TA Associates VI L.P.,
                                        its General Partner

                                        By:      TA Associates, Inc.,
                                        its General Partner


                                        By:              *
                                           ------------------------------------

                                        ADVENT ATLANTIC AND PACIFIC II L.P.

                                        By:      TA Associates AAP II Partners,
                                        its General Partner


                                        By:              *
                                           ------------------------------------


                                        ADVENT NEW YORK L.P.

                                        By:      TA Associates VI L.P.,
                                        its General Partner


                                        By:              *
                                           ------------------------------------


                                        TA VENTURE INVESTORS L.P.


                                        By:              *
                                           ------------------------------------



Address for Each of the above TA Investors is as follows:
         c/o TA Associates, Inc.
         125 High Street, Suite 2500
         Boston, MA 02110

SPOUSE'S CONSENT

I acknowledge that I have read the
foregoing Agreement and that I
understand the contents thereof.


             *                                               *
------------------------------              -----------------------------------
Mrs. Wellington                             Robert H. Wellington, III



SPOUSE'S CONSENT

I acknowledge that I have read the
foregoing Agreement and that I
understand the contents thereof.


             *                                               *
------------------------------              -----------------------------------
Mrs. Shumake                                Steven W. Shumake


SPOUSE'S CONSENT

I acknowledge that I have read the
foregoing Agreement and that I
understand the contents thereof.


             *                                               *
------------------------------              -----------------------------------
Mrs. Broun                                  Robert C. Broun


Address for each of the three immediately preceding TA Investors is as follows:

         c/o Wellington Associates, Inc.
         1700 Pacific Avenue, Suite 2720
         Dallas, TX 75201

SPOUSE'S CONSENT

I acknowledge that I have read the
foregoing Agreement and that I
understand the contents thereof.


             *                                               *
------------------------------              -----------------------------------
Ruth A. Hodges                              John R. LeClaire


                                                             *
                                            -----------------------------------
                                            H. David Henken

SPOUSE'S CONSENT

I acknowledge that I have read the
foregoing Agreement and that I
understand the contents thereof.



             *                                               *
------------------------------              -----------------------------------
Ivy B. Cubell                               Howard A. Cubell


SPOUSE'S CONSENT

I acknowledge that I have read the
foregoing Agreement and that I
understand the contents thereof.


             *                                               *
------------------------------              -----------------------------------
------------------------                    Maura L. Connolly

Address for each of the four immediately preceding TA Investors is as follows:

         c/o Goodwin, Procter & Hoar
         53 State Street, Exchange Place
         Boston, MA 02109

SPOUSE'S CONSENT

I acknowledge that I have read the
foregoing Agreement and that I
understand the contents thereof.


             *                                               *
------------------------------              -----------------------------------
Marla B. Kaufman                            Kenneth K. Bezozo
                                                 4819 Sandestin Drive
                                                 Dallas, Texas 75287

* /s/ ROGER B. KAFKER
------------------------------
*By Roger B. Kafker

         I, Roger B. Kafker, represent and warrant to the parties to this Agreement that I am duly authorized to execute this Agreement on behalf of all of the TA Investors and their spouses as set forth above.



/s/ ROGER B. KAFKER
------------------------------
Roger B. Kafker

                                        MacGREGOR INVESTORS:

                                        SHEARS VANGUARD, LTD.

ATTEST                                  By:   SHEARS VANGUARD
                                              GENERAL, INC.,
                                              its general partner


/s/ CHARLES G. SHEARS                   By: /s/ CHARLES G. SHEARS
----------------------------               ---------------------------------
Secretary                               Title: President
[Corporate Seal]                              ------------------------------


SPOUSE'S CONSENT

I acknowledge that I have read the
foregoing Agreement and that I
understand the contents thereof.


/s/ BARBARA W. SHEARS                   By: /s/ CHARLES G. SHEARS
------------------------------              -----------------------------------
Mrs. Shears                                 Charles G. Shears

Address for each of the MacGregor
Investors is as follows:

          1325 La Concha
      ------------------------
          Houston, TX 77054
      ------------------------

SPOUSE'S CONSENT                                   MONARCH INVESTORS:

I acknowledge that I have read
the foregoing Agreement and that I
understand the contents thereof.


/s/ JANET L. MELAMED                        /s/ WARREN F. MELAMED, D.D.S.
------------------------------              -----------------------------------
Janet L. Melamed                            Warren F. Melamed, D.D.S.




SPOUSE'S CONSENT

I acknowledge that I have read
the foregoing Agreement and that I
understand the contents thereof.


/s/ JOANIE M. SMITH                         /s/ ROY D. SMITH, III D.D.S.
------------------------------              -----------------------------------
Joanie M. Smith                             Roy D. Smith, III D.D.S.


SPOUSE'S CONSENT                                   HEHLI INVESTORS:

I acknowledge that I have read
the foregoing Agreement and that I
understand the contents thereof.

                                            /s/ DAVID L. HEHLI, D.D.S.
------------------------------              -----------------------------------
Mary K. Hehli                               David L. Hehli, D.D.S.


Address for each of the Hehli Investors
is as follows:


      ------------------------

      ------------------------

                                                                 Schedule 1.2(a)
                                                                     Amended and
                                                            Restated Certificate
                                                                of Incorporation

                                   EXHIBIT A

                               ADDENDUM AGREEMENT


         Addendum Agreement made this _____ day of __________, _____, by and between ____________________ (the "New Stockholder") and MONARCH DENTAL CORPORATION, a Delaware corporation (the "Company"), who is a party to that certain Amended and Restated Stockholders' Agreement dated August 29, 1996 (the "Agreement"), among the Company and the stockholders of the Company.

                              W I T N E S S E T H:

         WHEREAS, the Company and stockholders of the Company entered into the Agreement to impose certain restrictions and obligations upon the stockholders and the shares of common stock, par value $.01 per share (the "Common Stock"), and other equity securities of the Company owned by such stockholders;

         WHEREAS, the New Stockholder is desirous of becoming a stockholder of the Company as a Permitted Transferee (as defined in the Agreement) of a __________ Investor (as defined in the Agreement); and

         WHEREAS, the Company and the stockholders of the Company have provided in the Agreement that all Permitted Transferees shall be made a party to the Agreement, binding the New Stockholder to the Agreement to the same extent as if it were an original party thereto, so as to promote the mutual interests of the Company, the stockholders of the Company and the New Stockholder by imposing the same restrictions and obligations on the New Stockholder and the shares of Common Stock to be acquired by the New Stockholder as were imposed upon the stockholders of the Company under the Agreement.

         NOW, THEREFORE, in consideration of the mutual promises of the parties, and as a condition of the transfer of the shares of Common Stock, the New Stockholder acknowledges that the New Stockholder has read the Agreement. The New Stockholder agrees for the benefit of the Company and each of the other parties to the Agreement that such New Stockholder shall be bound by, and shall have the benefit of, all the terms and conditions set out in the Agreement as a "__________ Investor" as defined in the Agreement. This Addendum Agreement shall be attached to and become a part of the Agreement.


                                   * * * * *

                                      NEW STOCKHOLDER:


                                      -----------------------------------------

                                      -------------------

                                      Address for notices under Section 6.7
                                      of the Agreement:


                                      -----------------------------------------

                                      -----------------------------------------


     Consented and agreed to by the Company pursuant to Section 2.1 of the Agreement.

                                      COMPANY:

                                      MONARCH DENTAL CORPORATION
                                      a Delaware corporation


                                      By:
                                         -------------------------------------

                                         ---------------------------